UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: June 23, 2017 (June 21, 2017)

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2017, the Board of Directors of the registrant (the “Board”), in connection with the recent appointment of Mr. Yaky Yanay as Co-Chief Executive Officer, increased the annual base salary of Mr. Yanay, the registrant’s current Co- Chief Executive Officer and President, from NIS 637,500 (approximately $177,000) to NIS 960,000 (approximately $267,000), effective July 1, 2017. Mr. Yanay will also receive an annual fee of $20,000 for his services as a director of the registrant. In addition, as part of the registrant’s executive retention program, the Board agreed to issue Mr. Yanay a restricted stock grant of an aggregate of 2,000,000 shares of the registrant’s common stock, of which 1,000,000 shares were issued pursuant to the registrant’s existing 2016 Equity Compensation Plan (the “2016 Plan”) and 1,000,000 shares were issued pursuant to the registrant’s Amended and Restated 2005 Stock Option Plan (the “2005 Plan).

In addition, on June 21, 2017, as part of the registrant's executive retention program, the Board agreed to issue Mr. Zami Aberman, the registrant's Co-Chief Executive Officer and Chairman, a restricted stock grant of an aggregate of 2,000,000 shares of the registrant's common stock, of which 1,000,000 shares were issued pursuant to the 2016 Plan and 1,000,000 shares were issued pursuant to the 2005 Plan.

Mr. Yanay and Mr. Aberman's grants will vest over a 4 year period as follows: 12.5% of the shares vest on the 6 month anniversary of the date of grant with the remaining shares vesting in 14 equal installments every 3 months thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: June 23, 2017	By:	/s/ Erez Egozi
	Name:	Erez Egozi
	Title:	Chief Financial Officer